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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                                      FORM 8-K

                                   CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): April 30, 1998

                                 DAOU SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)

                                      DELAWARE
                   (State or other jurisdiction of incorporation)


                 0-22073                                330284454

        (Commission File Number)            (IRS Employer Identification No.)



               5120 Shoreham Place, San Diego, California  92122
        (Address of principal executive offices , including zip code)

                                 (619) 452-2221
                (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

          The unaudited revenue and net income of DAOU Systems, Inc. ("DAOU") for the 30-day period ended April 30, 1998, were $5.9 million and $220,000, respectively. On March 31, 1998, DAOU acquired all of the issued and outstanding shares of (i) Sentient Systems, Inc., a Maryland corporation ("Sentient"), through a pooling-of-interests merger in exchange for 1,397,550 shares of DAOU common stock, and (ii) Synexus Incorporate, a Pennsylvania corporation ("Synexus"), through a pooling-of-interests merger in exchange for 161,235 shares of DAOU common stock. The revenue and net income amounts set forth above include 30 days of combined operations of DAOU, Sentient and Synexus. This information is reported solely for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. These revenue and net income figures include operations from part of DAOU's second quarter ending June 30, 1998, and are not necessarily indicative of results expected for the entire second quarter ending June 30, 1998, or for the fiscal year ending December 31, 1998.



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                                      SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 8, 1998                       DAOU SYSTEMS, INC.



                                   By:   /s/ Fred C. McGee
                                        --------------------------------------
                                        Fred C. McGee, Chief Financial Officer





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